Exhibit (h)(6)

EXPENSE LIMITATION AGREEMENT

GRANITESHARES ETF TRUST

This Agreement is made and entered into effective as of May 17, 2024, by and between the Funds detailed in Appendix 1, each a series of shares of GraniteShares ETF Trust, a Delaware statutory trust (the “Trust”), and GraniteShares Advisors LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Certificate of Trust dated November 7, 2016, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type;

WHEREAS, each Fund is a series of the Trust;

WHEREAS, the Trust, on behalf of the Funds, and the Advisor entered into an Investment Advisory Agreement dated May 17, 2024, (“Advisory Agreement”), which continues in effect, pursuant to which the Advisor provides investment advisory services to each Fund; and

WHEREAS, each Fund and the Advisor have determined that it is appropriate and in the best interests of the Fund and its shareholders to set forth and approve the terms by which the Advisor limits the expenses of each Fund, and, therefore, have entered into this Agreement in order to maintain each such Fund’s respective expense ratios within the Operating Expense Limit, as defined below, through December 31, 2025.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Expense Limitation.

(a) Applicable Expense Limit. To the extent that the aggregate expenses of every character, including but not limited to investment advisory fees of the Advisor (excluding interest, taxes, brokerage commissions, expenses related to short sales, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of a Fund’s business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) incurred by a Fund in any fiscal year (“Fund Operating Expenses”), exceed the Operating Expense Limit, as defined in Section 1(b) below, such excess amount (the “Excess Amount”) shall be the liability of the Advisor.

(b) Operating Expense Limit. The maximum operating expense limit (“Operating Expense Limit”) in any year for each Fund are detailed in Appendix 2.

(c) Method of Computation. To determine the Advisor’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for a Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of such Fund, the Advisor shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Advisor may also remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

(d) Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Advisor to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Deferred Expenses

If in any month during which the Advisory Agreement is in effect the estimated annualized Fund Operating Expenses of a Fund for that month are less than the Operating Expense Limit, the Advisor shall be entitled to reimbursement by such Fund of any investment advisory fees waived or reduced, and any additional payments remitted by the Advisor, pursuant to this Agreement (the “Deferred Expenses”) during the previous thirty-six months, to the extent that such Fund’s annualized Fund Operating Expenses plus the amount so reimbursed does not exceed, for such month, the Operating Expense Limit, provided that such amount paid to the Advisor will in no event exceed the total Deferred Expenses and will not include any amounts previously reimbursed to the Advisor.

3. Term and Termination of Agreement.

This Agreement with respect to each Fund shall continue in effect until the Limit Expiration Date, which shall be December 31, 2025, and from year to year thereafter, provided each such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”). Nevertheless, this Agreement may be terminated, without payment of any penalty, (a) by the Trust at any time, and (b) by the Advisor upon written notice ninety (90) days’ prior to the end of the then-current term of the Agreement to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust. Any termination pursuant to this paragraph 3 shall become effective, unless otherwise specifically agreed upon, on the last day of the then-current term of the Agreement; provided that in no event shall the Agreement be terminated before December 31, 2024.

4. Miscellaneous.

(a) Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(b) Interpretation. Nothing herein contained shall be deemed to require the Trust or any Fund to take any action contrary to the Trust’s Declaration of Trust or by-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

(c) Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

GRANITESHARES ETF TRUST

ON BEHALF OF THE FUNDS

/s/ William Rhind
By:	William Rhind
Title:	President

GRANITESHARES ADVISORS LLC

/s/ William Rhind
By:	William Rhind
Title:	CEO

APPENDIX 1 - THE FUNDS

GraniteShares 2x Long AAL Daily ETF
GraniteShares 2x Short AAL Daily ETF
GraniteShares 2x Long AAPL Daily ETF
GraniteShares 2x Short AAPL Daily ETF
GraniteShares 2x Long AMD Daily ETF
GraniteShares 1x Short AMD Daily ETF
GraniteShares 2x Short AMD Daily ETF
GraniteShares 2x Long AMZN Daily ETF
GraniteShares 2x Long BABA Daily ETF
GraniteShares 2x Long COIN Daily ETF
GraniteShares 1x Short COIN Daily ETF
GraniteShares 2x Short COIN Daily ETF
GraniteShares 2x Long DIS Daily ETF
GraniteShares 2x Long F Daily ETF
GraniteShares 2x Long GOOGL Daily ETF
GraniteShares 2x Long JPM Daily ETF
GraniteShares 2x Short JPM Daily ETF
GraniteShares 2x Long LCID Daily ETF
GraniteShares 2x Short LCID Daily ETF
GraniteShares 2x Long META Daily ETF
GraniteShares 2x Short META Daily ETF
GraniteShares 2x Long NVDA Daily ETF
GraniteShares 2x Short NVDA Daily ETF
GraniteShares 2x Long PLTR Daily ETF
GraniteShares 2x Long RIVN Daily ETF
GraniteShares 2x Short RIVN Daily ETF
GraniteShares 1.25x Long TSLA Daily ETF
GraniteShares 2x Long TSLA Daily ETF
GraniteShares 2x Short TSLA Daily ETF
GraniteShares 2x Long UBER Daily ETF
GraniteShares 2x Long XOM Daily ETF
GraniteShares 2x Short XOM Daily ETF

APPENDIX 2 – OPERATING EXPENSE LIMITS

Fund names	Fee payable to the Adviser on an annual basis	Operating Expense Limits on an annual basis
GraniteShares 2x Long AAL Daily ETF	0.99%	1.15%
GraniteShares 2x Short AAL Daily ETF	0.99%	1.15%
GraniteShares 2x Long AAPL Daily ETF	1.30%	1.50%
GraniteShares 2x Short AAPL Daily ETF	0.99%	1.15%
GraniteShares 2x Long AMD Daily ETF	1.30%	1.50%
GraniteShares 1x Short AMD Daily ETF	0.99%	1.15%
GraniteShares 2x Short AMD Daily ETF	1.30%	1.50%
GraniteShares 2x Long AMZN Daily ETF	0.99%	1.15%
GraniteShares 2x Long BABA Daily ETF	0.99%	1.15%
GraniteShares 2x Long COIN Daily ETF	0.99%	1.15%
GraniteShares 1x Short COIN Daily ETF	1.30%	1.50%
GraniteShares 2x Short COIN Daily ETF	1.30%	1.50%
GraniteShares 2x Long DIS Daily ETF	1.30%	1.50%
GraniteShares 2x Long F Daily ETF	0.99%	1.15%
GraniteShares 2x Long GOOGL Daily ETF	1.30%	1.50%
GraniteShares 2x Long JPM Daily ETF	1.30%	1.50%
GraniteShares 2x Short JPM Daily ETF	0.99%	1.15%
GraniteShares 2x Long LCID Daily ETF	1.30%	1.50%
GraniteShares 2x Short LCID Daily ETF	0.99%	1.15%
GraniteShares 2x Long META Daily ETF	1.30%	1.50%
GraniteShares 2x Short META Daily ETF	0.99%	1.15%
GraniteShares 2x Long NVDA Daily ETF	0.99%	1.15%
GraniteShares 2x Short NVDA Daily ETF	1.30%	1.50%
GraniteShares 2x Long PLTR Daily ETF	0.99%	1.15%
GraniteShares 2x Long RIVN Daily ETF	1.30%	1.50%
GraniteShares 2x Short RIVN Daily ETF	1.30%	1.50%
GraniteShares 1.25x Long TSLA Daily ETF	0.99%	1.15%
GraniteShares 2x Long TSLA Daily ETF	1.30%	1.50%
GraniteShares 2x Short TSLA Daily ETF	1.30%	1.50%
GraniteShares 2x Long UBER Daily ETF	0.99%	1.15%
GraniteShares 2x Long XOM Daily ETF	1.30%	1.50%
GraniteShares 2x Short XOM Daily ETF	1.30%	1.50%